March 17, 2009

National Fuel Gas Company
6363 Main Street
Williamsville, New York 14221

Ladies and Gentlemen:

     We have acted as special counsel to National Fuel Gas Company (the “Company”) in connection with the Registration Statement (“Registration Statement”) on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”), for the registration of the sale by the Company from time to time of (i) debt securities (“Debt Securities”), which may be issued pursuant to that certain Indenture dated as of October 1, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (the “Trustee”), (ii) common stock, $1.00 par value (“Stock”), together with the common stock purchase rights appurtenant thereto (“Rights,” and together with the Stock, the “Shares”), (iii) contracts to purchase the Shares or other agreements or instruments requiring the Company to sell the Shares (collectively, “Stock Purchase Contracts”), and (iv) units, each representing ownership of a Stock Purchase Contract and either Debt Securities or U.S. Treasury securities (“Stock Purchase Units”, and together with the Debt Securities, the Shares and the Stock Purchase Contracts, the “Securities").

     In connection therewith, we have reviewed the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended, the Company’s By-Laws as amended, the Indenture and the Amended and Restated Rights Agreement, dated as of December 4, 2008 (the “Rights Agreement”), between the Company and the Trustee. In addition, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) each natural person signing any document reviewed by us had the legal capacity to do so; (d) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the 1933 Act and comply with

National Fuel Gas Company
March 17, 2009

all applicable laws; (g) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (h) any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or authenticating agent; (i) all Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement; (j) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (k) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein; (l) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and the Company will receive valid consideration for such securities (which in the case of Stock or preferred stock shall be at least equal to the aggregate par value of such shares of Stock or preferred stock, as applicable); and (m) with respect to shares of Stock offered, there will be sufficient shares of Stock authorized under the Company's organizational documents and not otherwise reserved for issuance. We have also assumed the due authorization and valid execution and delivery of each of the Company and the other parties thereto to the Indenture and the Rights Agreement (collectively, the “Transaction Documents”), and that the execution, delivery and prior performance of the Transaction Documents did not and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder, and that each of the Transaction Documents constitutes the valid and legally binding obligation of all parties thereto, enforceable against them in accordance with its terms.

     Our opinion is expressed solely with respect to the laws of the State of New Jersey. We express no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey. This opinion is limited to the present corporate laws of the State of New Jersey and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of

National Fuel Gas Company
March 17, 2009

developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

     2. With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), all requisite action necessary to make the Offered Debt Securities valid, legal and binding obligations of the Company shall have been taken provided that:

A.	The Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the 1933 Act;

B.	An appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

C.	The Board of Directors of the Company (“Company Board”), or a duly appointed and authorized committee (“Authorized Board Committee”) thereof, shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Debt Securities (including the terms and provisions thereof), the consideration to be received therefore and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the sale of the Offered Debt Securities (the “Debt Securities Sale Documents”) and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other necessary final action to consummate the authorization of the issuance and sale of the Offered Debt Securities;

D.	The terms of issuance and sale of the Offered Debt Securities and of their issuance and sale pursuant to the Debt Securities Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

National Fuel Gas Company
March 17, 2009

E.	The Debt Securities Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

F.	The Offered Debt Securities shall have been duly executed and authenticated, and issued, delivered and sold for the consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement, the Indenture, the Debt Securities Sale Documents and the Company’s By-laws.

     3. With respect to any Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Stock”), all requisite action necessary to make the Offered Stock validly issued, fully paid and non-assessable shall have been taken provided that:

A.	The Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the 1933 Act;

B.	An appropriate prospectus supplement or term sheet with respect to the Offered Stock has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

C.	The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Stock (including the terms and provisions thereof), the consideration to be received therefore (which shall be at least equal to the aggregate par value of such shares of Offered Stock) and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Offered Stock (the “Stock Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Stock;

D.	The terms of the issuance and sale of the Offered Stock and of their issuance and sale pursuant to the Stock Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

National Fuel Gas Company
March 17, 2009

E.	The Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

F.	Certificates in the form required under the New Jersey Business Corporation Act representing the Offered Stock shall have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefore and as contemplated by the Registration Statement and the Stock Sale Documents.

     4. The Rights, when issued as contemplated by the Registration Statement and in accordance with the terms and conditions of the Rights Agreement, will be duly authorized and validly issued.

     5. With respect to any Stock Purchase Contracts and Stock Purchase Units to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts and Stock Purchase Units”), all requisite action necessary to make any Offered Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company shall have been taken provided that:

A.	The Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the 1933 Act;

B.	An appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts and Stock Purchase Units has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

C.	The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Stock Purchase Contracts and Stock Purchase Units (including the terms and provisions thereof), the consideration to be received therefore and for the underlying Stock or preferred stock, as applicable (which shall be at least equal to the aggregate par value of such shares of Stock or preferred stock, as applicable), and related matters, (ii) to authorize and approve the form and substance of the Offered Stock Purchase Contracts and Stock Purchase Units and the documents evidencing and used in connection with the issuance and sale of the Offered Stock Purchase Contracts and Stock Purchase Units (the “Stock Purchase Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Stock Purchase Contracts or Stock Purchase Units;

National Fuel Gas Company
March 17, 2009

D.	The terms of the Offered Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale pursuant to the Stock Purchase Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

E.	The Stock Purchase Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

F.	The Offered Stock Purchase Contracts and Stock Purchase Units shall have been duly executed, authenticated, issued and delivered for the consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement and the Stock Purchase Sale Documents.

     This opinion is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or any comparable provision of state law and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity. None of our opinions cover or otherwise address any of the following laws, statutes or regulations or legal issues: (i) laws, statutes and regulations that prohibit or limit the validity or enforceability of obligations based on attributes of the party seeking enforcement and (ii) usury law, statutes and regulations. We express no opinion as to whether, or to the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

     The opinion set forth in paragraph 4 is limited to the valid issuance of the Rights under the corporation laws of the State of New Jersey. In this connection, we have not been asked to express and, accordingly, do not express, any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, or the enforceability of any particular provisions of the Rights Agreement.

     We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction. As to all matters of New York law, we have relied upon an opinion of even date herewith of Dewey & LeBoeuf LLP, New York counsel for the Company, which is being filed as an exhibit to the Registration Statement. As to all matters of New Jersey law, Dewey & LeBoeuf LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.

National Fuel Gas Company
March 17, 2009

     We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

                                                                                                                                   Very truly yours,

                                                                                                                                   /s/ Lowenstein Sandler LC